Item 24(b)(11)



Independent Auditors' Consent

The Board of Trustees
Oppenheimer Developing Markets Fund:

We consent to the use of our report dated September 22, 1997 included in the Registration Statement of Form N-1A of Oppenheimer Developing Markets Fund and to the reference to our firm under the heading "Financial Highlights" appearing in the Prospectus which is also a part of such Registration Statement.


/s/ KPMG Peat Marwick LLP
-------------------------
KPMG Peat Marwick LLP

Denver, Colorado
December 18, 1997